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                                                                    EXHIBIT 23.6

                    [LETTERHEAD OF BEAR STEARNS CO. INC.]


May 14, 2001

Intermedia Communications, Inc.
One Intermedia Way
Tampa, Florida 33647

Gentlemen:

     We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of Wildcat Acquisition Corp., a wholly-owned subsidiary of WorldCom, Inc., with and into Intermedia Communications, Inc., of our opinion letter appearing as Annex E to the proxy statement/prospectus which is a part of the Registration Statement, and to the references thereto under the captions "SUMMARY--Opinion of Intermedia's Financial Advisor" and "THE MERGER--Intermedia's Reasons for the Merger and the Intermedia Board of Directors' Recommendation" and "--Opinion of Intermedia's Financial Advisor". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         BEAR STEARNS & CO. INC.


                                         By: /s/ Paul A. Berman
                                            ------------------------
                                              Paul A. Berman